CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-2 of our report dated December 13, 2024, relating to the financial statements of OneAscent Capital Opportunities Fund as of and for the one day ended October 21, 2024 and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Preliminary Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Preliminary Statement of Additional Information.

COHEN & COMPANY, LTD.

Chicago, Illinois

December 18, 2024